Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Gaxos.AI Inc. (the “Company”) to be filed on June 21, 2024 of our report dated March 27, 2024 on the financial statements of Gaxos.AI Inc. as of December 31, 2023 and for the year then ended, included in the Company’s annual report on Form 10-K for the year ended December 31, 2023.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

June 21, 2024